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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in Registration Statement on Form S-8 of Coast Dental Services, Inc. (the "Company") of our report relating to the financial statements of West Coast Dental, P.A. dated May 23, 1997 appearing in the Company's Form 8-K/A filed June 16, 1997.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Tampa, Florida
June 16, 1997